Exhibit 1.1

[●] Ordinary Shares

and

[●] American Depositary Shares

Representing the Same Number of Ordinary Shares

(No Par Value)

GALAPAGOS NV

UNDERWRITING AGREEMENT

[●], 2015

[●], 2015

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Galapagos NV, a Belgian limited liability company (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [●] ordinary shares (the “Ordinary Shares”), no par value, of the Company and [●] Ordinary Shares, in the form of [●] American Depositary Shares (“ADSs” and, together with the Ordinary Shares, the “Firm Securities”). The Company also proposes to issue and sell to the several Underwriters not more than an additional [●] Ordinary Shares and an additional [●] Ordinary Shares, in the form of [●] ADSs (together, the “Additional Securities”) if and to the extent that you, as representatives of the Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Ordinary Shares and ADSs granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Offered Securities.” Unless the context otherwise requires, each reference to the Firm Securities, the Additional Securities or the Offered Securities herein also includes the Ordinary Shares underlying the ADSs.

The ADSs will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to the amended and restated deposit agreement dated [●], 2015 (the “Deposit Agreement”), by and among the Company, Citibank, N.A., as depositary (the “Depositary”) and all holders and beneficial owners of ADSs issued thereunder.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Offered Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares, including in the form of ADSs, pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness, together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person on the Internet. As used herein, the terms “Registration Statement,” “F-6 Registration Statement” (as defined below), “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, when filed, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, will not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) (i) A registration statement in respect of the ADSs on Form F-6 has been filed with the Commission and has become effective under the Securities Act (such registration statement, including all exhibits thereto, at the time it became effective, being hereinafter referred to as the “F-6 Registration Statement”), (ii) no stop order suspending the effectiveness of the F-6 Registration Statement is in effect and no proceedings for such purpose is pending before or threatened by the Commission, (iii) the F-6 Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the F-6 Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (v) all of the ADSs have been duly registered under the Securities Act pursuant to the F-6 Registration Statement.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e) The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(f) The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the Kingdom of Belgium, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The articles of association and other constitutive or organizational documents of the Company comply with the requirements of applicable Belgian law and are in full force and effect.

(g) Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. None of the outstanding shares of capital stock of any subsidiary of the Company was issued in violation of preemptive or similar rights of any securityholder of such subsidiary. The articles of association and other constitutive or organizational documents of each subsidiary of the Company comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Deposit Agreement has been duly authorized, executed and delivered by, and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of, the Company, enforceable against the Company in accordance with its terms. Upon due and authorized issuance by the Depositary of the ADRs evidencing Offered Securities in accordance with the Deposit Agreement and upon payment by the Underwriters for such Offered Securities in accordance with this Agreement, such Offered Securities evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(j) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k) The Ordinary Shares outstanding prior to the issuance of the Offered Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(l) The Offered Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Deposit Agreement in the case of Offered Securities in the form of ADRs, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Securities will not be subject to any preemptive or similar rights, except as disclosed in the Time of Sale Prospectus or as otherwise have been waived.

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement or the Deposit Agreement will not contravene any provision of applicable law or the articles of association of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in each case as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement or the Deposit Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except (i) registration of the Offered Securities under the Securities Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith), (ii) such as may be required by the securities or Blue Sky laws of the various states of the United States or the rules and regulations of the Financial Industry Regulatory Authority in connection with the offer and sale of the Offered Securities, (iii) the approval for the listing on Euronext of the Ordinary Shares, including those underlying ADSs, to be issued and sold by the Company pursuant to this Agreement, (iv) the approval for the listing of the ADSs on the NASDAQ Stock Market, (v) the approval by the Belgian Financial Services and Markets Authority of the listing prospectus and passporting of the listing prospectus to the Dutch Authority for the Financial Markets and the European Securities and Markets Authority relating to the listing of the Ordinary Shares, including those underlying the ADSs, on Euronext Brussels and Euronext Amsterdam, to be issued and sold by the Company pursuant to this Agreement, (vi) the approval by NYSE Euronext as may be required, or (vii) those that otherwise have already been obtained or made as of the date of this Agreement, except for such failure to obtain such approval, authorization, consent or order or to make such filing as would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(o) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or the Deposit Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company is subject or by which the Company is bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act (or the equivalent thereof in non-U.S. jurisdictions) with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to the Registration Statement.

(u) Neither the Company nor any of its subsidiaries, controlled affiliates, directors or members of its executive committee, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or non-controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(v) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(w) (i) Neither the Company nor any of its subsidiaries, directors or members of its executive committee, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of territorial Sanctions (currently Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of territorial Sanctions (currently Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(y) The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus, do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material, do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, or would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, in each case except as described in the Time of Sale Prospectus and that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws relating to creditor’s rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(z) The Company and its subsidiaries own, possess, or can acquire on reasonable terms, sufficient rights to use all trademarks, service marks, trade names, trade dress, domain names, goodwill associated with the foregoing, copyrights, inventions, patents, know-how, trade secrets and other intellectual property and similar rights (including all registrations and applications for registration of the foregoing, as applicable) (collectively, “Intellectual Property Rights”) necessary or material to the conduct of their respective businesses as currently conducted or as proposed to be conducted. To the knowledge of the Company, the conduct of its and its subsidiaries’ respective businesses as currently conducted and as proposed to be conducted does not and will not infringe, misappropriate or otherwise violate any valid Intellectual Property Rights of others in any material respect (it being understood that the Company’s oppositions against certain CSIRO European patents are still pending). Except as would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole, neither the Company nor any of its subsidiaries has received any written notice of any claim of infringement, misappropriation or other violation of any Intellectual Property Rights of any third party, or any claim challenging the validity, scope, or enforceability of any Intellectual Property Rights owned by or licensed to the Company or any of its subsidiaries or the Company’s or any of its subsidiaries’ rights therein. To the knowledge of the Company, there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third party of any of the Intellectual Property Rights of the Company or any of its subsidiaries. To the knowledge of the Company, and except as would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) each patent application owned by or exclusively licensed to the Company or its subsidiaries is being diligently prosecuted and (ii) each issued patent owned by or exclusively licensed to the Company or its subsidiaries is being diligently maintained. All Intellectual Property Rights described in the Registration Statement as owned solely by the Company or its subsidiaries are owned solely by the Company or its subsidiaries. All Intellectual Property Rights owned or purported to be owned by the Company are owned free and clear of all material liens, encumbrances, defects or other restrictions, except in the case of any Intellectual Property Rights that are jointly owned with a third party, which are subject to the joint ownership interests of such third party. All licenses pursuant to which any Intellectual Property Rights are licensed to the Company or its subsidiaries are valid and enforceable and are free and clear of all liens and free of any restrictions or defects that would conflict with the conduct of the business of the Company or any of its subsidiaries, except for restrictions or defects that would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is not aware of any specific facts that would form a reasonable basis for a finding that any of the issued or granted patents owned by or licensed to the Company is invalid or unenforceable and, to the knowledge of the Company, all such issued or granted patents are valid and enforceable. The Company and its subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any agreement made in settlement of any pending or threatened litigation, which restricts or impairs their respective use of any Intellectual Property Rights, except as would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries have taken reasonable actions to protect their rights in confidential information and trade secrets and to protect any confidential information provided to them by any other person.

(aa) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to it and its subsidiaries’ employees.

(bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally maintained by companies engaged in the same or similar business of a similar size and similarly situated to the Company and its subsidiaries; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(cc) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations or permits would not reasonably be expected to have, singly or in the aggregate, a material adverse effect on the Company, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus. Except as described in the Time of Sale Prospectus, the Company and each of its subsidiaries (i) to the best of its knowledge is, and at all times has been, in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company or such subsidiary (“Applicable Laws”); and (ii) has not received any U.S. Food and Drug Administration (“FDA”) Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (x) any Applicable Laws or (y) any certificates, authorizations and permits required by any such Applicable Laws, except in each of cases (i) and (ii) where such noncompliance would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd) The pre-clinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the Time of Sale Prospectus, or the results of which are referred to in the Time of Sale Prospectus, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the FDA and comparable regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”) and Good Clinical Practices and Good Laboratory Practices, except in each case where the failure to so conduct would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; the descriptions in the Time of Sale Prospectus of the results of such studies and trials are accurate descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Time of Sale Prospectus the results of which call into question the results described or referred to in the Time of Sale Prospectus; and neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any pre-clinical studies or clinical trials that are described in the Time of Sale Prospectus or the results of which are referred to in the Time of Sale Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials.

(ee) The Company and its subsidiaries have filed with the Regulatory Authorities all required filings, reports or submissions with respect to the Company’s product candidates that are described or referred to in the Time of Sale Prospectus, except where the failure to do so, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all such filings, reports or submissions were in material compliance with applicable laws when filed, except where the failure to comply, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and except as described in the Time of Sale Prospectus, and no deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such filings, reports or submissions.

(ff) Except as disclosed in the Time of Sale Prospectus, the Company and each of its subsidiaries, in the aggregate, maintain a system of internal accounting controls that is designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards (“IFRS”), as adopted by the International Accounting Standards Board, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares, including in the form of ADSs, during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hh) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(jj) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(kk) As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of any free writing prospectus, when considered together with the Time of Sale Prospectus, and (B) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any free writing prospectus, when considered together with the Time of Sale Prospectus, and any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(ll) The statements in the Time of Sale Prospectus under the headings “Dividend Policy,” “Business,” “Management,” “Related-Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares and ADSs Eligible for Future Sale,” and “Material United States and Belgian Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(mm) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Prospectus, subject to applicable laws or as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. All dividends and other distributions declared and payable on the Ordinary Shares of the Company may under the current laws and regulations of the Kingdom of Belgium be paid in United States dollars and may be freely transferred out of the Kingdom of Belgium without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in, the Kingdom of Belgium, except as described in or contemplated by the Time of Sale Prospectus, subject to applicable laws or as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(nn) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Kingdom of Belgium.

(oo) With respect to the 2015 taxable year, the Company does not reasonably anticipate that it will be a passive foreign investment company within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes, based upon the expected value of the Company’s assets, including any goodwill, and the expected composition of the Company’s income and assets.

(pp) The Company does not have any debt outstanding that is rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Securities set forth in Schedule I hereto opposite its name at €[●] per Ordinary Share (the “Euro Public Offering Price”) and $[●] per ADS (the “ADS Public Offering Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] additional Ordinary Shares at the Euro Public Offering Price and [●] additional ADSs at the ADS Public Offering Price, provided, however, that in each case the amount paid by the Underwriters for any Additional Securities shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Securities but not payable on such Additional Securities. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number and type of Additional Securities to be purchased by the Underwriters and the date on which such securities are to be purchased. Each purchase date must be at least two business days (or at least one business day if the purchase date is to be the same as the Closing Date for the Firm Securities) after the written notice is given and may not be earlier than the Closing Date for the Firm Securities nor later than ten business days after the date of such notice. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to distribute their respective portions of the Offered Securities sold to them as contemplated hereby and in the Prospectus as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Offered Securities are to be offered to the public initially at the Euro Public Offering Price (in the case of the Ordinary Shares) and the ADS Public Offering Price (in the case of the ADSs) and to certain dealers selected by you at a price that represents a concession not in excess of €[●] per Ordinary Share under the Euro Public Offering Price and $[●] per ADS under the ADS Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of €[●] per Ordinary Share and $[●] per ADS, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company by or on behalf of a Representative in Euro, with the ADS Public Offering Price being converted to Euro at the USD to EUR exchange rate of [            ]1 as agreed by the Company and the Representatives on the date hereof (the “Exchange Rate”), to the blocked account in the Company’s name with KBC Bank IBAN BE41 7330 0933 9110 EUR and BIC KREDBEBB (the “Blocked Account”). Such funds are to be available in the Blocked Account by [9:00 a.m.], [Central European] time, on [●], 2015 or at such other time on the same or such other date, not later than [●], 2015 as the Representatives and the Company shall agree upon. The time and date of such payment are hereinafter referred to as the “Closing Date.” On the Closing Date, the Company will issue [●] Ordinary Shares by [3:00 p.m.] [Central European] Time, subject to receipt of the funds on the Blocked Account as mentioned above, and receipt by the Company of a certificate in accordance with Article 600 of the Belgian Companies Code confirming receipt of the payment for all Firm Securities on the Blocked Account. The effective realization of the Company’s capital increase and the issuance of the [●] Ordinary Shares to be issued by the Company, will be acknowledged and recorded in a notarial deed by the board of directors (or one or more duly empowered directors) in accordance with article 589 of the Belgian Companies Code (the “Deed”), pursuant to the provisions of the resolutions of the meeting of the Company’s board of directors held on [●], 2015, and the Underwriters shall subscribe for such [●] Ordinary Shares with a view to distribute the Firm Securities (including in the form of ADSs) on or about the Closing Date to the investors to whom such Firm Securities have been sold. Following the issuance of the [●] Ordinary Shares to the Underwriters, the Underwriters shall transfer title with respect to the [●] Ordinary Shares underlying the ADSs to the Depositary on or about the Closing Date or the Option Closing Date, as applicable, to enable delivery by the Depositary of the ADSs to the Representatives for the account of the several Underwriters, for subsequent delivery to the other several Underwriters or to investors, as the case may be, through the facilities of The Depository Trust Company (“DTC”) unless the Representatives and the Company shall agree otherwise.

As compensation for the Underwriters’ commitments, the Company shall pay to the Representatives for the Underwriters’ proportionate accounts the sum of (i) the product of €[●] and the number of Ordinary Shares (including any Additional Securities in the form of Ordinary Shares) purchased by the Underwriters from the Company on the Closing Date (or the Option Closing Date (as defined below), as the case may be) and (ii) the product of $[●] and the number of ADSs (including any Additional Securities in the form of ADSs) purchased by the Underwriters from the Company on the Closing Date (or the Option Closing Date, as the case may be). Such payment shall be made by the Company promptly following the issuance of the Firm Securities (or the Additional

[1]	To be agreed on the pricing call.

Securities, as the case may be) and the acknowledgment and recording of the Deed on the Closing Date (or the Option Closing Date) with respect to such Firm Securities (or such Additional Securities, as the case may be) purchased on such date by wire transfer or credit of immediately available funds to an account designated by the Representatives, in Euro, with the amount of U.S. dollars being converted to Euro at the Exchange Rate.

Payment for any Additional Securities shall be made to the Company in Euro available to the Blocked Account in the same manner as set forth in the preceding paragraphs of this Section 4 (including the Exchange Rate), on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [●], 2015 as the Representatives and the Company shall agree upon. Issuance and delivery of the Additional Securities, and payment to the Underwriters of their compensation in respect thereof, shall, mutatis mutandis, occur in accordance with the principles set forth in this Section 4.

The ADSs that are part of the Firm Securities and Additional Securities shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Securities and Additional Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid, against payment of the Euro Public Offering Price and the ADS Public Offering Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Offered Securities to the Underwriters and the several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and for the Additional Securities on the applicable Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [4:00 p.m.] (New York City time) on the date hereof, no stop order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement or, in each case, any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

The several obligations of the Underwriters (with the exception, however, of the obligation set forth in Section 4 to wire the funds to the Blocked Account) are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Goodwin Procter LLP, U.S. counsel for the Company, each dated the Closing Date, in substantially the form of Exhibit C hereto.

(d) The Underwriters shall have received on the Closing Date an opinion of NautaDutilh, Belgian counsel for the Company, dated the Closing Date, in substantially the form of Exhibit D hereto.

(e) The Underwriters shall have received on the Closing Date opinions of Klauber & Jackson LLC and Heslin Rotherberg Farley & Mesiti P.C., intellectual property counsel for the Company, each dated the Closing Date, in substantially the forms of Exhibit E-1 and E-2 hereto.

(f) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, each dated the Closing Date, in form and substance satisfactory to the Underwriters.

(g) The Underwriters shall have received on the Closing Date an opinion of Patterson Belknap Webb & Tyler LLP, counsel to the Depositary, dated the Closing Date, in substantially the form of Exhibit F hereto.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you, on the one hand, and the members of the executive committee and directors of the Company, on the other hand, relating to sales and certain other dispositions of Ordinary Shares, ADSs or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j) The Underwriters shall have received certificates from the Chief Financial Officer of the Company, dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Representatives, on such matters as indicated and substantially in the form and substance set forth in Exhibit G hereto;

(k) The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter from Goodwin Procter LLP, U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion from NautaDutilh, Belgian counsel for the Company, dated the Option Closing Date, relating to the additional Ordinary Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) opinions from Klauber & Jackson LLC and Heslin Rotherberg Farley & Mesiti P.C., intellectual property counsel for the Company, each dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(e) hereof;

(v) an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, each dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and letter required by Section 5(f) hereof;

(vi) an opinion of Patterson Belknap Webb & Tyler LLP, counsel to the Depositary, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and letter required by Section 5(g) hereof;

(vii) a letter dated the Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, from Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(viii) a certificate, dated the Option Closing Date and signed by the Chief Financial Officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(j) hereof remains true and correct as of such Option Closing Date.

(ix) such other documents as you may reasonably request, including without limitation with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) If requested by you, to furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the F-6 Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d)

under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Offered Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, or taxation in any jurisdiction where it is not now so subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the F-6 Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Securities by Financial Industry Regulatory Authority, up to a maximum of $[30,000], (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Offered Securities and all costs and expenses incident to listing the Offered Securities on the NASDAQ Stock Market and the Euronext, (v) the cost of printing certificates representing the Offered Securities, (vi) the fees and expenses of the Depositary and its counsel as agreed by the Company, (vii) the costs and charges of any transfer agent or registrar, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, provided, however, that the Underwriters and the Company agree that the Underwriters shall pay or cause to be paid fifty percent (50%) of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and the Deposit Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make.

(j) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(k) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(l) If, for any reason, the issuance of the Ordinary Shares does not occur on the Closing Date (or, as the case may be, the Option Closing Date), the Company will promptly (and in any event on the Closing Date or the Option Closing Date, as the case may be) return to the account designated by the Representatives all funds wired to the Blocked Account by the Representatives for the purpose of the issuance of the Ordinary Shares on the Closing Date (or, as the case may be, the Option Closing Date).

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise or (3) file any registration statement with the Commission (or the equivalent thereof in non-U.S. jurisdictions) relating to the offering of any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.

The restrictions contained in the preceding paragraph shall not apply to (a) the Offered Securities to be issued or sold hereunder; (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and described in the Registration Statement; (c) the issuance by the Company of any options or warrants pursuant to any employee equity incentive plan or share ownership plan described or referred to in the Registration Statement; (d) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee equity incentive plan or share ownership plan described in the Registration Statement; (e) the transfer of Ordinary Shares, ADSs or any securities convertible into or exchangeable for Ordinary Shares or ADSs pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of Ordinary Shares, including in the form of ADSs, involving a Change of Control (as defined below) after the completion of the offering of the Offered Securities, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Ordinary Shares, ADSs or any securities convertible into or exchangeable for Ordinary Shares or ADSs shall remain subject to the restrictions contained in the preceding paragraph; (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, ADSs or other securities, provided that (i) such plan does not provide for the transfer of Ordinary Shares, ADSs or other securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares, ADSs or other securities may be made under such plan during the Restricted Period; or (g) the sale or issuance of or entry into an agreement to sell or issue Ordinary Shares, ADSs or securities convertible into or exercisable for Ordinary Shares or ADSs in connection with any (i) mergers, (ii) acquisition of securities, businesses, property, technologies or other assets, (iii) joint ventures, (iv) strategic alliances, commercial relationships or other collaborations, or (v) the assumption of employee benefit plans in connection with mergers or acquisitions; provided that the aggregate number of Ordinary Shares, ADSs or securities convertible into or exercisable for Ordinary Shares or ADSs (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (g) shall not exceed 10% of the total number of Ordinary Shares, including in the form of ADSs, issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (determined on a fully-diluted basis and as adjusted for stock splits, stock dividends and other similar events after the date hereof); and provided further, that each recipient of Ordinary Shares, ADSs or securities convertible into or exercisable for Common Stock pursuant to this clause (g) shall, on or prior to such issuance, execute a lock-up letter substantially in the form of Exhibit A hereto with respect to the remaining portion of the Restricted Period.

For purposes of the foregoing paragraph, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the public offering contemplated by this Agreement), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 5(j) hereof for a member of the executive committee or director of the Company and provides the Company with notice of the impending release or waiver substantially in the form of Exhibit B-1 at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B-2 hereto through a major news service or by any other means permitted by the Financial Industry Regulatory Authority, Inc. at least two business days before the effective date of the release or waiver.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication used or authorized for use by the Company caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Securities Act) to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Offered Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement made as of the date of this Agreement or made of a specific date as set forth in such representations, warranties and other statements shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market or Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the European Union or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. federal, New York State, European Union or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased on such date, and arrangements reasonably satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate number of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement which, for the purposes of this Section 10, shall not include termination by the Underwriters under clauses (i), (iii), (iv) or (v) of Section 9, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; provided that the Company shall not be required to reimburse the out-of-pocket expenses for any defaulting Underwriters.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Securities.

(b) The Company acknowledges that in connection with the offering of the Offered Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Submission to Jurisdiction; Appointment of Agent for Service. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. Federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the F-6 Registration Statement, the offering of the Offered Securities or any transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the F-6 Registration Statement, the offering of the Offered Securities or any transactions contemplated hereby in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably and unconditionally waives, to the fullest extent permitted by law, such immunity in respect of any such suit or proceeding. The Company irrevocably appoints CT Corporation System, located at 111 8th Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. Each of the Company and the Underwriters irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Deposit Agreement or the transactions contemplated hereby.

15. Judgment Currency. The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; or in care of Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD-IBD and if to the Company shall be delivered, mailed or sent to Galapagos NV, Generaal De Wittelaan L11 A3, 2800 Mechelen, Belgium, Attention: Legal Department.

18. Taxes. All payments by the Company under this Agreement will be made free and clear of, and without deduction or withholding for or on account of, any transfer, stamp, duty or other similar taxes, imposed by any jurisdiction or political subdivision thereof or taxing authority thereof and all interest, penalties or similar liabilities with respect thereto (“Transfer Taxes”). If any Transfer Taxes are required by law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that each Underwriter would receive the same amount it would have received under this Agreement in the absence of such Transfer Taxes.

[Signature Page Follows]

Very truly yours,

GALAPAGOS NV

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC Credit Suisse Securities (USA) LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Securities To Be Purchased
	Ordinary Shares		ADSs

Morgan Stanley & Co. LLC	[	]	[	]
Credit Suisse Securities (USA) LLC	[	]	[	]
Cowen and Company, LLC	[	]	[	]
Nomura Securities International, Inc.	[	]	[	]
Bryan, Garnier & Co.	[	]	[	]

Total:	[	]	[	]

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [●], 2015

2.	[Free Writing prospectuses, dated [●], 2015 and filed by the Company under Rule 433(d) of the Securities Act]

3.	[Pricing Information orally conveyed by the Underwriters:

•	Number of Firm Securities: [●] (consisting of [●] Ordinary Shares and [●] ADSs)

•	Number of Additional Securities: [●] (consisting of [●] Ordinary Shares and [●] ADSs)

•	Price to Public: €[●] per Ordinary Share and $[●] per ADS]

II-1

SCHEDULE III

Written Testing-the-Waters Communications

None

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

___________, 2015

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

As Representatives of the several Underwriters

named in Schedule I to the Underwriting

Agreement referred to below

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Galapagos NV, a Belgian limited liability company (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of ordinary shares (the “Ordinary Shares”), no par value, of the Company, including in the form of American Depositary Shares (the “ADSs”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date of the final prospectus relating to the Public Offering (the “Prospectus”) and ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) Ordinary Shares or ADSs acquired in the Public Offering, or transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the date of the Prospectus, provided that, in each case, no filing under Section 16(a) of the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions) shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in the Public Offering or in such open market transactions; (b) transfers of Ordinary Shares, ADSs or any warrant or other security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs as a bona fide gift; (c) transfers to any immediate family or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned; (d) by will or intestate succession upon the death of the undersigned; (e) by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement; (f) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned) or (B) as part of a distribution without consideration by the undersigned to its stockholders, partners, members or other equity holders; provided that in the case of (b) through (f) above, each transferee, recipient, donee, heir, trustee or beneficiary, as applicable, shall sign and deliver a lock-up letter substantially in the form of this letter; (g) the transfer of Ordinary Shares, ADSs or any warrant or other security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of Ordinary Shares, including in the form of ADSs, involving a Change of Control (as defined below), provided that (x) in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Ordinary Shares, ADSs and any warrant or other security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs and owned by the undersigned shall remain subject to the terms of this letter agreement and (y) no such transfer of Ordinary Shares, ADS or any such warrant or other security shall be permitted pursuant to this clause (g) if such bona fide third-party tender offer, merger, consolidated or other similar transaction is not approved by the board of directors of the Company, unless either (A) no filing under Section 16(a) of the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions) shall be required or shall be voluntarily made in connection with such transfer, (B) such transfer is required pursuant to mandatory take-over or squeeze-out provisions under Belgian law or (C) the failure to so transfer such Ordinary Shares, ADSs or any such warrant or other security would result in such Ordinary Shares, ADSs or securities being extinguished without value being received by the undersigned; (h) the transfer of Ordinary Shares, ADSs or any warrant or other security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs to the Company, arising as a result of the termination of employment of the undersigned and pursuant to employment agreements under which the Company has the option to repurchase such Ordinary Shares, ADSs or other securities or a right of first refusal with respect to transfers of such Ordinary Shares, ADSs or other securities, provided that no filing under Section 16(a) of the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions) shall be required or shall be voluntarily made in connection with such transfer; (i) with the prior written consent of the Representatives; (j) the establishment of a trading plan pursuant to Rule 10b5-1 under the

Exchange Act for the transfer of Ordinary Shares, ADSs or other securities of the Company, provided that (i) such plan does not provide for the transfer of Ordinary Shares, ADSs or other securities of the Company during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares, ADSs or other securities of the Company may be made under such plan during the Restricted Period; [or] (k) any transfers, lending or pledges of Ordinary Shares or ADSs solely to the extent necessary to satisfy the exercise price due by any other warrantholder, or the net proceeds due to such other warrantholder, in either case of any equity awards outstanding on the date hereof granted pursuant to the Company’s equity incentive plans described in the Prospectus, provided that, in each case of any such transfers, lending or pledges under this clause (k), no filing under Section 16(a) of the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions) shall be required or shall be voluntarily made in connection with such transfers, lending or pledges[; or (l) the exercise of up to 108,126 warrants expiring on June 27, 2015 and held by, and exercised (whether or not by means of a “cashless” exercise) prior to such date by, the undersigned, including any related transfers, lending or pledges of Ordinary Shares or ADSs solely to the extent necessary to satisfy the exercise price due by the undersigned, or the net proceeds due to the undersigned, in either case as a result of exercising such warrants, provided that, in each case of any such exercise, transfer, lending or pledge under this clause (l), no filing under Section 16(a) of the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions (except for filings as required by Section 25bis of the Belgian Act of August 2, 2002 and Sections 13-15 of the Royal Decree of March 5, 2006 in respect of the exercise of such warrants by the undersigned)) shall be required or shall be voluntarily made in connection with such exercise, transfer, lending or pledge]1. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or any warrant or other security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares or ADSs except in compliance with the foregoing restrictions.

For purposes of the foregoing paragraph, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

If the undersigned is a member of the Company’s Executive Committee or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the

[1]	To be included in lock-up for Onno van de Stolpe.

impending release or waiver by press release through a major news service or by any other means permitted by the Financial Industry Regulatory Authority, Inc. at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such member of the Company’s Executive Committee or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. The Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (1) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the Public Offering, (2) the Company files an application with the U.S. Securities and Exchange Commission to withdraw the registration statement related to the Public Offering, (3) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Ordinary Shares, including in the form of ADSs, to be sold thereunder, or (4) September 30, 2015, in the event that the Underwriting Agreement has not been executed by such date. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles therefore.

* * * * * * * * *

Very truly yours,

(Name)

(Address)

[Signature Page to Lock-Up Letter]

EXHIBIT B-1

FORM OF WAIVER OF LOCK-UP

[●], 2015

[Name and Address of

Members of the Executive Committee

or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Galapagos NV (the “Company”) of                  ordinary shares (the “Ordinary Shares”), no par value, of the Company and                  American Depositary Shares (the “ADSs”), representing                  Ordinary Shares, no par value, of the Company and the lock-up letter dated                 , 2015 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                 , 2015, with respect to                  [Ordinary Shares] [ADSs] (the “Securities”).

Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Securities, effective                 , 2015; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service or by any other means permitted by the Financial Industry Regulatory Authority, Inc. at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
Acting severally on behalf of themselves and the several Underwriters named in Schedule I to the Underwriting Agreement

By:
Name:
Title:

cc:	Company

B-1

EXHIBIT B-2

FORM OF PRESS RELEASE

Galapagos NV

[Date]

Galapagos NV (the “Company”) announced today that Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, the lead book-running managers in the Company’s recent public sale of                  ordinary shares (the “Ordinary Shares”) and                  American Depositary Shares (the “ADSs”), representing                  Ordinary Shares are [waiving][releasing] a lock-up restriction with respect to                  [Ordinary Shares] [ADSs] of the Company held by [certain members of the executive committee or directors] [an officer or director] of the Company. The [waiver][release] will take effect on                 , 20    , and the securities may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-2

EXHIBIT C

Form of Goodwin Procter LLP Opinion and 10b-5 Letter

[            ]

C-1

EXHIBIT D

Form of NautaDutilh Opinion

[            ]

D-1

EXHIBIT E-1

Form of Klauber & Jackson LLC Opinion

[            ]

E-1

EXHIBIT E-2

Form of Heslin Rotherberg Farley & Mesiti P.C. Opinion

[            ]

E-2

EXHIBIT F

Form of Counsel to the Depositary Opinion

[            ]

F-1

EXHIBIT G2

GALAPAGOS NV

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

[DATE], 2015

Reference is hereby made to the Underwriting Agreement, dated [●], 2015 (the “Underwriting Agreement”), between Galapagos NV (the “Company”) and Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”). Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

I am responsible for the financial accounting matters of the Company and am familiar with the accounting books and records and internal controls of the Company. To assist the Underwriters in conducting and documenting their investigation of the affairs of the Company, I, Bart Filius, in my capacity as Chief Financial Officer of the Company, do hereby certify pursuant to Section 5(k) of the Underwriting Agreement that after reasonable inquiry and investigation by myself or members of my staff who are responsible for the Company’s financial and accounting matters:

The item marked with an “A” on the page[s] of the Prospectus attached as Exhibit A hereto (a) has been prepared on a basis substantially consistent with the amount of cash and cash equivalents of the Company as set forth in the audited consolidated statement of financial position of the Company included in the Prospectus, (b) was derived from the accounting books and records of the Company, (c) fairly presents, in all material respects, the amount of cash and cash equivalents of the Company as of March 31, 2015 and (d) was prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. In addition, nothing has come to my attention that would cause me to believe that the actual amount of cash and cash equivalents of the Company as of March 31, 2015 differs in any material respect from such information.

[Remainder of Page Intentionally Blank]

[2]	NTD: To cover cash balance / burn information in recent developments section.

G-1

IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.

GALAPAGOS NV

By:
	Name:	Bart Filius
	Title:	Chief Financial Officer

EXHIBIT A

[To be Recent Developments excerpt from the Prospectus]